Exhibit 99.1

16430 N. Scottsdale Road, Suite 450, Scottsdale, Arizona 85254 (602) 266-6700 Fax (602) 234-2264 www.zila.com
Zila Board Finds the Intelident Proposal not Superior to Tolmar Offer
Scottsdale, Arizona – July 10, 2009 – Zila, Inc. (Nasdaq:ZILA) today announced that its Board of Directors has carefully reviewed a non-binding contingent proposal submitted by Intelident Solutions Inc. (Intelident) to Zila on July 7, 2009 to acquire all of Zila’s common stock for $0.42 per share. The Board concluded that the Intelident proposal is not superior to Zila’s existing agreement to be acquired by Tolmar Holding, Inc. (Tolmar).
As previously announced on June 25, 2009, Zila entered into a definitive merger agreement with Tolmar. Under terms of the agreement, Tolmar agreed to acquire all of the outstanding shares of common stock of Zila for a cash purchase price of $0.38 per share, representing an approximate premium of 18% over the closing price of Zila’s shares on June 24, 2009. Total consideration paid by Tolmar includes the purchase of Zila’s existing $12 million senior secured convertible debt from the note holders for $5 million pursuant to a Note Purchase Agreement entered into by Tolmar and the note holders. Zila is not a party to the Note Purchase Agreement. The note holders have been free to sell or assign their notes since they were issued in 2006.
On July 2, 2009, Zila disclosed in its preliminary proxy statement filing with the SEC that it received an unsolicited letter a day earlier containing a non-binding merger acquisition proposal from Intelident proposing the acquisition of Zila’s common stock for $0.42 in cash per share. This letter and the July 7, 2009 proposal also stated that Intelident would require, as part of its acquisition, to negotiate the purchase of the senior secured notes and that consummation of the transaction was contingent upon its ability to enter into a note purchase agreement with the note holders on substantially similar terms as the current Note Purchase Agreement with Tolmar.
However, Intelident has not informed Zila of any plan to cause Tolmar and Zila’s note holders to terminate the Note Purchase Agreement and cause the note holders to agree to enter into a new note purchase agreement with Intelident.
The Board also considered the possibility that Intelident is trying to prevent the Tolmar transaction from being consummated in order for it to be able to acquire Zila’s assets out of bankruptcy in a so-called Section 363 transaction as Intelident proposed to Zila as late as June 25, 2009. In such a transaction, Zila’s shareholders would likely receive no consideration for their shares.
Even though, on its face, Intelident offered a nominally higher per-share price for Zila’s common and preferred stock, Zila’s Board of Directors concluded that Intelident’s contingent proposal is not superior to Tolmar’s given Intelident’s failure to satisfy the conditions in their proposal.
Zila’s Board of Directors also expressed concern regarding Intelident’s public announcement on July 7, 2009 of its offer, which did not mention the material contingency described above.

The absence of any disclosure by Intelident regarding the contingency may have caused investors in Zila’s common stock to misunderstand the viability of its proposal.
“It is disconcerting that Intelident sought to make investors believe that it made a no-strings-attached offer to purchase Zila for $0.42 per share when in fact their offer was subject to conditions that cannot be satisfied by Zila and that Intelident appears, at least at this point, unable or not prepared to satisfy,” said Dave Bethune, Chairman and Chief Executive Officer of Zila. “Our note holders have always had the ability to sell or assign their Zila notes without our knowledge or permission. The Board continues to be prepared to review and act upon superior offers for the benefit of its shareholders in accordance with the exercise of its fiduciary duties.”
About Zila, Inc.
Zila, Inc., headquartered in Scottsdale, Arizona, is a diagnostic company dedicated to the prevention, detection and treatment of oral cancer and periodontal disease. Zila manufactures and markets ViziLite® Plus with TBlue® (“ViziLite® Plus”), the company’s flagship product for the early detection of oral abnormalities that could lead to cancer. ViziLite® Plus is an adjunctive medical device cleared by the FDA for use in a population at increased risk for oral cancer. In addition, Zila designs, manufactures and markets a suite of proprietary products sold exclusively and directly to dental professionals for periodontal disease, including the Rotadent® Professional Powered Brush, the Pro-Select Platinum® ultrasonic scaler and a portfolio of oral pharmaceutical products for both in-office and home-care use. All of Zila’s products are marketed and sold in the United States and Canada primarily through the company’s direct field sales force and telemarketing organization. The company’s products are marketed and sold in other international markets through the direct sales forces of third party distributors. Zila’s marketing programs reach most U.S. dental offices.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Zila’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond Zila’s control. Forward-looking statements include, but are not limited to, statements about the proposed merger transaction involving Zila and Tolmar, including the timing of the closing of the proposed merger and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Zila’s stockholders to approve the proposed merger transaction; the failure of Zila or Tolmar to satisfy any other condition to the completion of the proposed merger transaction; and the risk that the transaction will be delayed. Additional factors that may affect future results are discussed in Zila’s Form 10-K for its fiscal year ended July 31, 2008 and Form 10-Q for the quarter ended April 30, 2009. Zila disclaims any obligation to update and/or revise statements contained in these materials based on new information or otherwise.
Additional Information Regarding the Merger
On July 2, 2009, Zila filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the proposed merger with Tolmar. Zila intends to file a definitive proxy statement and other relevant materials with the SEC in the near future. These materials will also be mailed to Zila’s stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND RELATED MATERIALS IN THEIR ENTIRETY

WHEN THEY BECOME AVAILABLE. SUCH MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT ZILA, TOLMAR AND THE PROPOSED MERGER TRANSACTION, AND STOCKHOLDERS SHOULD CAREFULLY CONSIDER THEM BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS IN CONNECTION WITH THE PROPOSED MERGER TRANSACTION. The proxy statement and related materials (when they become available), and any other documents filed by Zila with the SEC, may be obtained free of charge at the SEC’s web site, www.sec.gov. In addition, Zila’s stockholders may obtain free copies of the documents filed by Zila with the SEC by contacting the Company’s Vice President, General Counsel and Secretary at Zila, Inc., 16430 North Scottsdale Road, Suite 450, Scottsdale, Arizona 85254-1770, or by calling (602) 266-6700. This press release does not constitute an offer of any securities for sale or the solicitation of any proxy.
Zila, its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the company’s stockholders in favor of the proposed merger transaction. Information regarding Zila’s directors and executive officers and their respective interests in the proposed merger transaction (which may be different from those of Zila’s stockholders generally) is included in the proxy statements and Annual Reports on Form 10-K that Zila has previously filed with the SEC. When it becomes available, the proxy statement relating to the proposed merger transaction will include information regarding all of Zila’s participants in the solicitation of proxies in favor of approving the merger. Stockholders of Zila can obtain free copies of these documents by using the contact information provided above.
For more information about the Company and its products, please visit www.zila.com.
Contact:
Robert Jaffe of PondelWilkinson Inc., 310-279-5969
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